Exhibit 99.1

CUBIST ANNOUNCES FOURTH QUARTER/FULL-YEAR 2013 REVENUES;

PROVIDES PIPELINE UPDATE

•             2013 Total Net Revenues of $1.1 Billion, Up 14% Over 2012;
Q4 Total Net Revenues of $299.7 Million, Up 22% Over 2012

•             CUBICIN Achieves Blockbuster Status with 2013 Worldwide Sales of over $1 Billion

•             2013 U.S. CUBICIN Net Product Revenues of $908.0 Million, Up 12% Over 2012;
Q4 U.S. CUBICIN Net Product Revenues of $248.9 Million, Up 15% Over 2012

Lexington, Mass., January 13, 2014 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced unaudited fourth quarter and full-year 2013 revenues and a pipeline update as the Company positions itself to achieve its Building Blocks of Growth long-range goals.  Cubist delivered 22% total net revenue growth in the fourth quarter compared to 2012, and CUBICIN® (daptomycin for injection) achieved blockbuster status with over $1 billion in worldwide sales for the full year.

Total net revenues for Q4 2013 of $299.7 million, which include DIFICID® (fidaxomicin) revenues since the completion of Cubist’s acquisition of Optimer Pharmaceuticals, Inc. on October 24, 2013, were up 22% compared to $245.9 million in Q4 2012. Full-year 2013 total net revenues were $1.1 billion, up 14% compared to $926.4 million in 2012. U.S. CUBICIN net product revenues in Q4 2013 increased 15% to $248.9 million from $216.0 million in Q4 2012. Full-year 2013 U.S. CUBICIN net product revenues were $908.0 million, up 12% compared to $809.2 million in 2012.

“With strong revenue growth, two strategic acquisitions, and excellent progress on our pipeline, 2013 was a remarkable year for Cubist,” said Michael Bonney, Chief Executive Officer of Cubist.  “CUBICIN’s achievement of blockbuster status is a reminder of the critical need for safe and effective antibiotics around the world and underscores the potential of our pipeline advancing toward commercialization.  As we begin 2014, we are more excited than ever by our future growth prospects, and we expect to continue to drive our Building Blocks of Growth through internal discovery and development efforts, as well as through highly focused business development activities.”

PIPELINE UPDATE

Prioritizing Investments

Entering 2014, Cubist is prioritizing its portfolio investments in a disciplined manner to optimize those assets with the highest near-term potential. The prioritization and distribution of investments in 2014 will allow the Company to maximize the value of its lead candidates in alignment with Cubist’s Building Blocks of Growth goals, while continuing to grow its leadership in antibiotics and acute care. The Company hopes to deliver at least four new antibiotics in support of the Infectious Diseases Society of America (IDSA) goal of 10 new antibiotics by 2020.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

“In an industry challenged with a lack of productivity in R&D, Cubist is entering 2014 with a rich pipeline of innovative and promising drug candidates,” said Mr. Bonney. “As we work to bring our promising ceftolozane/tazobactam and tedizolid phosphate antibiotics programs to commercialization on a global basis — and with other new development programs on the horizon — it is critical that we prioritize our portfolio investments on programs that offer the highest near-term potential impact for patients and maximize the benefit to our shareholders.”

Continuing Momentum of Ceftolozane/tazobactam

Ceftolozane/tazobactam is being developed to treat certain Gram-negative infections, including those caused by Pseudomonas aeruginosa, as well as extended-spectrum beta-lactamase (ESBL)-producing Escherichia coli (E. coli), Klebsiella pneumoniae, and other Enterobacteriaceae — bacteria classified by the U.S. Centers for Disease Control and Prevention (CDC) as “serious” threats. According to the CDC, an estimated 51,000 healthcare-associated Pseudomonas aeruginosa infections occur in the U.S. each year, and nearly 26,000 healthcare-associated Enterobacteriaceae infections are caused by ESBL-producing Enterobacteriaceae.

The Company recently announced that it met the primary endpoints for its pivotal Phase 3 clinical trials of ceftolozane/tazobactam in complicated urinary tract infections (cUTI) and complicated intra-abdominal infections (cIAI). The data from these trials are being submitted for presentation at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) to be held in May 2014.

Cubist plans to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval in the cUTI and cIAI indications in the first half of 2014. In the second half of 2014, the Company plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in these indications.

Additionally, in the first half of 2014, the Company expects to initiate a pivotal Phase 3 trial to assess the safety and efficacy of ceftolozane/tazobactam in Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP). With recent FDA guidance creating greater clarity on an expedient route to registration in the indication — and with opportunities for synergies with the planned Phase 3 trial of tedizolid in HABP/VABP — the Company is ending its open label trial of ceftolozane/tazobactam in HABP/VABP and focusing its resources on the registrational study.

Advancing Tedizolid Phosphate

Tedizolid phosphate is being developed for the treatment of certain serious Gram-positive infections, including those caused by methicillin-resistant Staphylococcus aureus (MRSA).  The CDC categorized MRSA as a “serious” public health threat, estimating that there are more than 80,000 invasive MRSA infections and more than 11,000 related deaths per year in the U.S.

In December 2013 the FDA accepted the Company’s NDA for tedizolid phosphate with Priority Review. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date of June 20, 2014. In the first half of 2014, the Company plans to submit a MAA to the EMA.

Tedizolid is also being developed for potential use in HABP/VABP, with Phase 3 pivotal studies expected to begin in the first quarter of 2014.

Investments in CDAD Programs — DIFICID and Surotomycin

Clostridium difficile-associated diarrhea (CDAD) represents a large, growing market opportunity.  Linked to more than 14,000 deaths in the U.S. per year and with deaths related to C. difficile increasing 400% from 2000 to 2007, the CDC lists C. difficile as one of three pathogens that represents an “urgent” threat.

Cubist’s commitment to combating CDAD currently includes the re-launch of DIFICID® (fidaxomicin) in 2014. The Company expects to target its efforts on positioning the product for appropriate patients while communicating the significant value of DIFICID.  DIFICID is the first therapy approved for CDAD in more than 25 years and has demonstrated superiority on sustained clinical response compared to vancomycin. In August 2013, DIFICID received a one-year extension of the U.S. Centers for Medicare and Medicaid Services (CMS) new technology add-on payment (NTAP). The NTAP program, available to new technologies demonstrating a substantial clinical improvement and meeting specific cost thresholds, is designed to support timely access of innovative therapies used to treat Medicare beneficiaries in the inpatient setting.

The Company’s ongoing Phase 3b clinical trial of DIFICID for the prevention of CDAD in patients undergoing hematopoietic stem cell transplant, often referred to as bone marrow transplantation, is progressing as scheduled and Cubist expects to review interim data in the first quarter of 2014.

CDAD is a relapsing condition in which patients and their physicians often require multiple therapeutic options. Accordingly, while the Company invests in DIFICID, it will also continue disciplined investments in its Phase 3 surotomycin CDAD program.  The Company continues to expect to announce top line data from the surotomycin Phase 3 studies in 2015. The timeline for regulatory submissions will be determined following a full review of the Phase 3 data, but the Company expects the NDA submission for surotomycin will occur later than the previous forecast.

Update on Bevenopran Program

In light of the FDA planned March 2014 Advisory Committee meeting to discuss the potential for elevated cardiovascular events related to mu-opioid antagonists, and the challenges associated with enrolling patients in the current Phase 3 bevenopran trial, Cubist has decided to suspend its Phase 3 efficacy studies of bevenopran, a mu-opioid antagonist, in patients with chronic non-cancer pain and opioid-induced constipation (OIC). Instead, the Company will focus on the completion of its long-term safety trial of bevenopran, which is progressing ahead of schedule. Based on results of the safety trial and, following the Advisory Committee meeting, further guidance from the FDA on the potential for a more feasible Phase 3 efficacy study design, a decision will be made on how to best proceed with the bevenopran program in 2015.

Commitment to Discovery and Early-Stage Development

Cubist’s leadership in infectious diseases includes innovation in the discovery of new treatments to combat serious and life-threatening infections.

On January 10, Cubist announced that it submitted a Clinical Trial Application (CTA) to the Dutch Competent Authority and Ethics Committee to initiate a first-in-human study of CB-618 in the Netherlands. CB-618 is a novel, broad-spectrum beta-lactamase inhibitor (BLI) investigational compound discovered by Cubist. The purpose of the proposed study will be to evaluate the safety, tolerability and pharmacokinetics of CB-618. Based on in vitro pre-clinical studies, CB-618 has been shown to increase the spectrum of activity of certain beta-lactam antibiotics. If successful, CB-618 could help combat resistance to certain beta-lactam antibiotics and serious infections, including those caused by carbapenem-resistant Enterobacteriaceae (CRE) and Klebsiella pneumoniae carbapenemases (KPCs). CB-618 is part of a platform research approach by Cubist to identify new BLIs, which could potentially restore and expand the utility of certain existing antibiotics.

Other Pipeline Updates

In February 2013, Cubist entered into an option agreement under which Cubist has the exclusive right to acquire Adynxx, Inc. following receipt of data from Adynxx’s Phase 2 trial for its lead product candidate, AYX1, a potential treatment for the reduction of acute pain and prevention of persistent and chronic pain following surgery.  Following review of the Phase 2 data, Cubist has decided to not exercise its right to acquire Adynxx. While AYX1 was well-tolerated in this trial and the observed clinical response may warrant continued exploration, the magnitude of the clinical response did not meet Cubist’s exercise criteria.

The Company plans to host a conference call to discuss complete fourth quarter and year-end 2013 financial results on January 23rd at 5:00 p.m. ET. The conference call and webcast information is below.

*******************CONFERENCE CALL & WEBCAST INFORMATION********************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full-year 2013 financial results, business activities and financial outlook.

WHEN: Thursday, January 23, 2014 at 5:00 p.m. ET

U.S./CANADA ATTENDEE DIAL-IN: (855) 319-7654

INTERNATIONAL ATTENDEE DIAL-IN: (484) 756-4327

Attendee Passcode: 29092793

24-HOUR REPLAY U.S./CANADA: (855) 859-2056
24-HOUR REPLAY INTERNATIONAL: (404) 537-3406
Conference ID: 29092793

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

https://cubist.webex.com/cubist/onstage/g.php?t=a&d=625478620

Attendee Password:  01232014

Replay will be available for 30 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Massachusetts, with a central international office located in Zurich, Switzerland. Additional information can be found at Cubist’s web site at www.cubist.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: our unaudited expected fourth quarter and full-year 2013 financial results; the therapeutic and commercial potential of our products and product candidates; the expected timing for commencing clinical trials, making development decisions, data readouts and presentations and for regulatory filings and responses for our products and product candidates; our Phase 3 clinical data for ceftolozane/tazobactam in cUTI and cIAI; our Building Blocks of Growth five-year goals through 2017; our aspirations to achieve a portion of the IDSA goal of 10 new antibiotics by 2020; and our research efforts, including our efforts to identify new BLIs for use with existing antibiotics, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that our final fourth quarter and full-year 2013 financial results will differ materially from our expected results disclosed in this release; risks related to drug development and commercialization, including the fact that drug discovery and development is complex, time consuming, expensive and fraught with a high risk of failure; our ability to achieve our long-term goals, including as a result of our ability to continue to grow revenues from the sale of CUBICIN, ENTEREG and DIFICID, generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and commercially launch our product candidates for their planned indications and on their expected timelines, and our ability to discover, in-license or acquire new products and product candidates; regulatory developments in the United States and foreign countries, including the risk that the FDA and foreign regulatory authorities may not agree with our interpretation of the results from our clinical studies of ceftolozane/tazobactam and tedizolid, may not approve on a timely basis or at all, our marketing authorization applications for ceftolozane/tazobactam and tedizolid phosphate or may require additional data, analysis, information or further studies that may not be clinically feasible or financially practicable; the review of our NDA for tedizolid may take longer than anticipated due to internal FDA constraints; any marketing approval for any of our product candidates may impose significant limitations on its use and additional post-marketing requirements; competitive risks from current and future therapeutic alternatives to our products and product candidates, including generic competitors such as Teva, Hospira and Strides; our ability to maintain and enforce intellectual property protection for our products and product candidates; additional clinical trials of our products and product candidates may produce negative or inconclusive results or may not be initiated or conducted in a timely manner; technical difficulties or excessive costs relating to the manufacture or supply of our products and product candidates, including our ability to work with, and the performance of our third party contract manufacturers that manufacture and supply our products and product candidates on our behalf; our ability to work with, and the performance of our third party contract research organizations that help us conduct our clinical trials; the risk that the Dutch Competent Authority and Ethics Committee may not approve our CTA for CB-618; and those additional factors discussed in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist Contacts

INVESTORS:

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

or

MEDIA:

Julie DiCarlo, (781) 860-8063

Senior Director, Corporate Communications

julie.dicarlo@cubist.com